UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2015

ARMSTRONG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191182	20-8015664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7733 Forsyth Boulevard, Suite 1625 St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 721-8202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, the board of directors of Armstrong Energy, Inc. (the “Company”) and J. Richard Gist mutually agreed to Mr. Gist’s resignation as the Senior Vice President and Chief Financial Officer of the Company, effective as of September 1, 2015. Mr. Gist will be afforded severance benefits and will continue to be bound by certain obligations in accordance with the provisions of his employment agreement with the Company. Mr. Gist’s departure is not as a result of any disagreement with the Company or its independent auditors.

As a result of Mr. Gist’s departure, on August 17, 2015, the board of directors appointed Jeffrey F. Winnick, 40, to serve as the Company’s Vice President and Chief Financial Officer, effective as of September 1, 2015. Mr. Winnick will serve as the Company’s principal financial and accounting officer in this position. Mr. Winnick previously served as the Company’s Vice President and Controller since July 2011. Prior to joining the Company, Mr. Winnick was employed by Ernst & Young, LLP, an international public accounting firm, for over 13 years. Mr. Winnick, who is a Certified Public Accountant, holds a B.S. degree in Accounting and Management from Washington University in St. Louis.

In connection with Mr. Winnick’s appointment, the Company and Mr. Winnick entered into an employment agreement, effective as of September 1, 2015, pursuant to which Mr. Winnick will receive an annual base salary of $230,000. In addition, Mr. Winnick will be entitled to participate in the Company’s annual incentive plan at a target level of 50% of his then-current salary, payable at the discretion of the board of directors upon the achievement of performance criteria set by the board, and all other retirement, health and other benefit plans and equity programs generally available to the Company’s executive officers.

The term of Mr. Winnick’s employment agreement shall be for one year and will automatically extend for additional one-year terms unless notice of non-renewal is given by either party no less than 60 days before the expiration of the then-current term. If Mr. Winnick’s employment is terminated without cause by the Company, for good reason by Mr. Winnick or upon a change in control, each as defined in the agreement, Mr. Winnick will receive: (i) his then-current salary for the 12 months following his termination; (ii) any accrued but unpaid bonus; and (iii) continued participation in the Company’s health insurance program for the 12 months following his termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2015

ARMSTRONG ENERGY, INC. (Registrant)

By:	/s/ Jacquelyn A. Jones
Name:	Jacquelyn A. Jones
Title:	Senior Vice President and General Counsel

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